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                                 Exhibit 10(w)

                                 AMENDMENT TO
                            EMPLOYMENT AGREEMENT OF
                                ROBERT D. BATES


     This Amendment is made and entered into this 25th day of May, 1999, by and
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between GUARANTEE LIFE INSURANCE COMPANY (the "Company") and ROBERT D. BATES
(the "Executive").

     The Employment Agreement originally effective as of March 1, 1995, and amended as of January 1, 1997, between the Company and the Executive is amended as follows:

     1. The following new paragraph shall be added at the end of Section 4.1, Base Salary:
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          In the event of a Change in Control of the Parent, Executive's Base
     Salary for the year in which the Change in Control occurs automatically shall be increased retroactively to the beginning of such year to the contingent Base Salary, if any, previously approved by the Compensation Committee to be paid upon the achievement of the plan earnings for the year. Any increased Base Salary attributable to periods prior to the date of the Change in Control shall be paid in a lump sum on the date of the Change in Control.

     2. Section 7.5 shall be amended by adding the following subsections (v) and (vi):

     (v) The relocation of the Executive's principal place of employment by more than 50 miles from the Executive's then current principal place of employment.

     (vi) The material breach of any provision of this Agreement, which breach is not cured within ten (10) calendar days of notice thereof to the Company by the Executive.

     3.   Section 7.8 shall be added to read as follows:

          7.8(a)  Acceleration of Vesting on Options.  Notwithstanding the
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     provisions of the following agreements: Incentive Stock Option Agreement dated as of December 26, 1995; Nonqualified Stock Option Agreement dated as of December 26, 1995; Incentive Stock Option Agreement dated as of February 20, 1997; and Nonqualified Stock Option Agreement dated as of April 18, 1997, unless the Compensation Committee shall otherwise determine in the manner set forth in Section 7.8(b), in the event of a Change in Control, each Option granted to Executive under any of the foregoing agreements (regardless of whether such Options are at such time otherwise exercisable) shall be cancelled in exchange for
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     a payment of cash of an amount equal to the excess, if any, of the then
     Fair Market Value over the Option Price (all as defined in the 1994 Long-Term Incentive Plan and the agreements with the Executive thereunder).

          (b)  Alternative Options.  Notwithstanding Section 7.8(a), no
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     cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such option shall be honored or assumed, or new rights substituted thereunder (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option"), provided that any such Alternative Option must:

               (i) provide Executive with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

               (ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control and valuing the Options at their Fair Market Value less Option price); and

               (iii) not affect any of Executive's other rights under the terms of this Agreement.

          An Alternative Option for stock which is not publicly traded shall be deemed to not be of equivalent economic value.

          (c)  Restricted Stock and Performance Shares. Upon a Change in Control
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     of the Company, all restricted shares and performance shares issued to
     Executive, including, but not limited to, shares issued under the Early Exercise Program, the Matching Share Restricted Stock Award Program, and the 1994 Long-Term Incentive Plan, shall be fully vested. Any restricted shares or performance shares not fully vested prior to the Change in Control shall be transferable in the same manner as other shares of the Company immediately prior to any Change in Control so that they shall be exchanged for or converted into shares of the acquiring company on the same ratio as the Parent's shares were exchanged for or converted into shares of the acquiring company in the Change in Control transaction. In the event Executive's nonvested restricted shares or nonvested performance shares are to be exchanged or converted into nonpublicly traded shares or interests in a Change in Control transaction, or in the event of a cash acquisition of the Company or the Parent, Executive shall be entitled to receive the Fair Market Value of said restricted and performance shares in a lump sum in cash on the date of the Change in Control. "Fair Market Value" shall have the same meaning as under the 1994 Long-Term Incentive Plan.

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          (d)  Deferred Compensation and Phantom Stock Plans.  The parties
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     acknowledge that Executive is a participant in the Guarantee Life Insurance
     Company Deferred Compensation Plan and the Guarantee Life Insurance Company Phantom Stock Plan, as amended. Notwithstanding the provisions of Section 8 of the Deferred Compensation Plan and Section 6.07 of the Phantom Stock
     Plan upon a Change in Control, if the substituted shares of any continued plan are not publicly traded shares of equal value to the Parent's shares, Executive's notional shares under said Plans shall become immediately payable in cash in a lump sum equal to the Fair Market Value of the Parent's shares on the date of the Change in Control.

     4.   Section 8.2 shall be amended to read as follows:

          8.2. Remedies.  The Executive hereby acknowledges and agrees that, in
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     the event of any breach or anticipated breach of the covenants contained in this Section 8, the Company shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief, as well as an equitable accounting of all profits and benefits arising out of such violation. These rights and remedies shall be cumulative, and in addition to any other rights and remedies to which the Company may be entitled, including the right to damages, directly or indirectly, sustained by the Company due to the breach or the potential irreparable injury to the Company as a result of such breach. The Company shall have the right to offset amounts due Executive against any damages due the Company.

          In the event that the Board of Directors, acting in good faith, determines that a material breach exists of any or all of the covenants contained in this Section 8, and the Executive does not cure such breach, if susceptible of cure, to the satisfaction of the Board of Directors within 10 days of notice of such breach from the Company, the Executive will immediately forfeit all unpaid awards and severance benefits otherwise payable hereunder, and will be further subject to additional injunctive and pecuniary judgments as described above. This second paragraph of Section
     8.2 shall not be applicable from and after the date of a Change in Control of the Company.

          If any court determines that the foregoing covenant, or any part thereof, is unenforceable for any reason, the duration or scope or other element of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     5. The Guarantee Life Companies Inc. agrees to and is a party to the Employment Agreement, and any amendments thereto, insofar as may be necessary to make the Agreement and amendments binding upon it.

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     6.   In all other respects, the Employment Agreement shall remain in full force and effect.

     DATED this 25th day of May, 1999.
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                                        THE GUARANTEE LIFE COMPANIES INC.


                                        By   /s/ Richard A. Spellman
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                                        GUARANTEE LIFE INSURANCE COMPANY


                                        By   /s/ Richard A. Spellman
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                                             /s/ Robert D. Bates
                                        -------------------------------------
                                        ROBERT D. BATES

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